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                                                                   EXHIBIT 10.30



                                                                 [SYMANTEC LOGO]



                     FY2002 EXECUTIVE 6-MONTH INCENTIVE PLAN

                 VICE PRESIDENT PLAN -- GRADES 15, 16, 18, & 20








Symantec Corporation reserves the right to alter or cancel any or all such Plans for any reason at any time.



Symantec Corporation          Proprietary and Confidential




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              FY2002 EXECUTIVE 6-MONTH INCENTIVE COMPENSATION PLAN

JOB CATEGORY:         VICE PRESIDENTS, GRADES 15, 16, 18, AND 20

Purpose: Provide critical focus on specific, measurable goals and to provide incentive compensation upon their attainment.

Bonus Target:         The target incentive for these executive positions are as
                      follows:
                      Grade 15: 30%
                      Grade 16: 40%
                      Grade 18: 60%
                      Grade 20: 60%

                      The target percentage is figured as a percent of eligible earnings within the time period from October 1, 2001 through March 31, 2002. Bonuses will be paid based on actual base salary earnings from time of eligibility in the Executive 6-month Incentive Plan through March 31, 2002.

Bonus Payments:       Payment will be made within six weeks of the financial
                      close of the fiscal year. Any payments made under this plan are at the sole discretion of the Board of Directors.

Components:           Two metrics will be used to determine the 6-month bonus
                      payment:

                      ----------------------------------------
                       METRIC                       WEIGHTING
                      ----------------------------------------
                       Corporate Revenue              37.5%
                      ----------------------------------------
                       Corporate Earnings per Share   37.5%
                      ----------------------------------------

                      * Please note: the remaining 25% of the 6-month bonus will be based on individual objectives as outlined in the Executive Annual Incentive Plan, and will be paid out based on annual earnings from time of eligibility into the Exec AIP.

Achievement Schedule: An established threshold must be exceeded for each respective metric before that portion of the metric will be paid. Payments for corporate results and divisional results are capped.

Pro-ration:           The 6-month Incentive Plan calculation will be based on
                      all eligible base salary earnings for the six month period, and will be pro-rated based on the number of weeks of participation.

Eligibility:          The Plan participant must be a regular, full-time employee at the end of the fiscal year in order to participate. If the company grants an interim payment for any reason, the participant must be a regular, full-time employee at the end of that performance period in order to receive such payment. A plan participant who leaves before the end of the fiscal year will not receive the end of the fiscal year payment under the Plan or any pro-ration thereof.

Exchange Rates:       The Corporate Performance metrics will not be adjusted for any fluctuating currency exchange rates. Actual growth numbers will be used.

Acquisition:          In the event of an acquisition or purchase of products or
                      technology, the Revenue Growth and Earnings per Share numbers will be adjusted to reflect the change and are to be approved by the Compensation Committee of the Board of Directors

Plan Provisions:      This plan is in addition to the FY02 Executive Annual
                      Incentive Plan.



Symantec Corporation          Proprietary and Confidential



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                      Participating in the plan for FY 2002 does not guarantee
                      participation in future incentive plans. Plan structures and participation will be determined on a year to year basis and are guidelines only.

                      Symantec Corporation reserves the right to alter or cancel any or all such Plans for any reason at any time.

                      The Board of Directors, acting on behalf of the shareholders in their best interests, reserves the right to exercise their own judgment with regard to company performance in light of uncontrollable events including, but not limited to, currency fluctuations, business goal modification, and management changes.



Symantec Corporation          Proprietary and Confidential




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